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As filed with the Securities and Exchange Commission on December 2, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAPLES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2896127 (I.R.S. Employer Identification Number)

 Five Hundred Staples Drive
Framingham, Massachusetts 01702
Telephone: 508-253-5000
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

John J. Mahoney
Vice Chairman and Chief Financial Officer
Five Hundred Staples Drive
Framingham, Massachusetts 01702
Telephone: 508-253-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark G. Borden, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 617-526-6000	Kristin A. Campbell, Esq. Senior Vice President and General Counsel 500 Staples Drive Framingham, MA 01702 508-253-5000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities(1)
Guarantees of Debt Securities(1)

(1)
An indeterminate amount of debt securities and guarantees of debt securities of Staples, Inc. to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) and are omitting this information in reliance on Rule 456(b) and Rule 457(r).

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code	I.R.S. Employer Identification Number	Address, including zip code and telephone number, including area code of Registrant's Principal Executive Offices
Staples the Office Superstore, LLC	DE	5940	043102589	500 Staples Drive Framingham, MA 01702 508-253-5000
Staples the Office Superstore East, Inc.	DE	5940	043176952	500 Staples Drive Framingham, MA 01702 508-253-5000
Staples Contract & Commercial, Inc.	DE	5940	043390816	500 Staples Drive Framingham, MA 01702 508-253-5000
Staples the Office Superstore, Limited Partnership	MA	5940	200672786	500 Staples Drive Framingham, MA 01702 508-253-5000

PROSPECTUS

STAPLES, INC.

DEBT SECURITIES

        We may from time to time offer to sell the debt securities described in this prospectus. The debt securities will be senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. If specified in the applicable prospectus supplement, the debt securities will be fully and unconditionally guaranteed by Staples the Office Superstore, LLC, Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc. and Staples the Office Superstore, Limited Partnership, which we refer to as the Subsidiary Guarantors. The Subsidiary Guarantors may be released from their respective obligations under the guarantees upon the occurrence of certain circumstances described under "Description of Debt Securities—Subsidiary Guarantees" or as otherwise described in the applicable prospectus supplement.

        Each time we offer debt securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our debt securities.

        We may offer and sell the debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

        Investing in these debt securities involves risks. See "Risk Factors" contained in the accompanying prospectus supplement and in the documents incorporated herein by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2008.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities offered by us. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the debt securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds and the other specific terms related to the offering of the debt securities.

        You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any "free writing prospectus" we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale of the debt securities is not permitted. You should not assume that the information appearing in this prospectus, the accompanying prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context requires otherwise, references to "Staples," "we," "us," "our" and the "Company" refer collectively to Staples, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC's EDGAR website at http://www.sec.gov or from our website at www.staples.com. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

        You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Information about us is also available at our website at www.staples.com. Our website and the information contained on it are not part of this prospectus. This reference to our website is intended to be an inactive textual reference only.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

        We specifically are incorporating by reference the following documents filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  Our annual report on Form 10-K for the fiscal year ended February 2, 2008;

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  Our quarterly reports on Form 10-Q for the fiscal quarters ended May 3, 2008, August 2, 2008 and November 1, 2008;

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  Our current reports on Form 8-K filed February 19, 2008, April 1, 2008, May 9, 2008, June 13, 2008, June 16, 2008, July 2, 2008, July 14, 2008, July 17, 2008, September 10, 2008, September 30, 2008, October 29, 2008 and December 2, 2008 and our current reports on Form 8-K/A filed September 3, 2008 and December 2, 2008; and

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  Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until we sell all of the debt securities being registered by this registration statement.

        We also incorporate by reference the consolidated financial statements as of December 31, 2007 and 2006 and for the three years in the period ended December 31, 2007, including the notes thereto, and the related Report of Independent Registered Public Accounting Firm, contained in the Annual Report on Form 20-F for the fiscal year ended December 31, 2007 filed by Corporate Express N.V. (File no. 1-16663) on March 14, 2008.

        You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

Staples, Inc.
500 Staples Drive
Framingham, MA 01702
Telephone: (800) 468-7751
Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained, or incorporated by reference, in this prospectus and the accompanying prospectus supplement discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called "forward-looking statements" by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" in the accompanying prospectus supplement and are disclosed in the information incorporated by reference in this prospectus, including in Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended February 2, 2008 and Form 10-Q for the fiscal quarter ended November 1, 2008.

        We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

 THE COMPANY

        Staples is the world's leading office products company. We pioneered the office products superstore concept by opening the first office products superstore in Brighton, Massachusetts in 1986 to serve the needs of small businesses. The office products industry has experienced significant growth since 1986, expanding to include a variety of retailers, dealers and distributors, including other high-volume office supply chains. Staples, Inc. and its subsidiaries operate in three business segments: North American Retail, North American Delivery, and International Operations.

  •
  Staples' North American Retail Operations consist of our U.S. and Canadian business units that sell office products, supplies and services through 1,832 retail stores as of November 1, 2008.

  •
  Staples' North American Delivery Operations consist of our U.S. and Canadian contract, catalog and internet business units that sell and deliver office products, supplies and services directly to customers.

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  Staples' International Operations consist of business units that operate office products stores and that sell and deliver office products and services directly to customers and businesses in 25 countries in Europe, Asia, Australia and South America.

        In July 2008, we acquired Corporate Express N.V. ("Corporate Express"), a Dutch office products distributor with operations in North America, Europe and Australia, through a tender offer for all of its outstanding capital stock. The acquisition of Corporate Express establishes a contract business in Europe and Canada and increases our contract business in the United States. The acquisition also extends our geographic reach to Australia and New Zealand. As a result of the acquisition, we have operations in 27 countries.

        The aggregate cash purchase price of 2.8 billion Euros (approximately $4.4 billion, net of cash acquired) for the capital stock of Corporate Express and for our repayment of most of Corporate Express debt was funded primarily with the sale of notes under our commercial paper program, which is backstopped by our $3.0 billion credit agreement, and additional funds from our $400.0 million credit facility, our existing revolving credit facility and our available cash and short-term investments.

        At the time the tender offer was fully settled on July 23, 2008, we had acquired more than 99% of the outstanding capital stock of Corporate Express. We intend by the end of fiscal year 2009 to acquire the remaining capital of Corporate Express by means of a compulsory acquisition procedure in accordance with the Dutch Civil Code. In July 2008, we also acquired all of the outstanding 8.25% Senior Subordinated Notes due July 1, 2014 and all of the outstanding 7.875% Senior Subordinated Notes due March 1, 2015 of Corporate Express U.S. Finance Inc., a wholly owned subsidiary of Corporate Express.

        The operating results of Corporate Express have been included in our condensed consolidated financial statements since July 2, 2008, the date we declared the terms of the tender offer unconditional. The Corporate Express results are reported in Staples' North American Delivery and International Operations for segment reporting.

        The principal executive office of Staples, Inc. is located at Five Hundred Staples Drive, Framingham, Massachusetts 01702, and the telephone number is (508) 253-5000.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the debt securities described in this prospectus as set forth in the applicable prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference herein.

	Nine Months Ended	Fiscal Year Ended
	November 1, 2008	February 2, 2008	February 3, 2007	January 28, 2006	January 29, 2005	January 31, 2004
Ratio of Earnings to Fixed Charges(1)	4.45×	7.70×	7.35×	6.45×	6.31×	5.07×

(1)
These computations include us and our consolidated subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and minority interest adjusted to add back interest expense (including an estimate of interest within rent expense) less capitalized interest and fixed charges. Fixed charges include capitalized interest and interest expense (including an estimate of interest within rent expense).

DESCRIPTION OF DEBT SECURITIES

General

        You can find the definitions of the terms used in the following summary under the subheading "—Certain Definitions". In this section entitled "Description of Debt Securities" when we refer to "Staples," "the Company," "we," "our" or "us" we are referring to Staples, Inc., as issuer of the debt securities and not to any of its subsidiaries.

        This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued in one or more series under an indenture, to be entered into among us, the Subsidiary Guarantors (as defined below) and HSBC Bank USA, National Association, as trustee. The terms of the debt securities include those stated in the indenture and those made part of that indenture by reference to the Trust Indenture Act of 1939, as amended. When we offer to sell the debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the debt securities.

        We have summarized certain terms and provisions of the indenture. The summary is not complete. The form of indenture has been filed as an exhibit to the registration statement for these debt securities that we have filed with the SEC. We urge you to read the indenture because it, and not this description, defines your rights as holders of the debt securities.

        The indenture will not limit the amount of debt securities we may issue and provides that debt securities may be issued under it from time to time in one or more series. We may issue debt securities of one or more series up to an aggregate principal amount as we may authorize from time to time. With respect to each particular series that we offer by this prospectus, the prospectus supplement will describe the terms of each series of debt securities being offered, including:

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  the designation, aggregate principal amount, if any, and authorized denominations;

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  the maturity date;

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  the interest rate, if any, at which such debt securities shall bear interest and the method for calculating the interest rate;

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  the interest payment dates and the record dates for the interest payments;

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  any mandatory or optional redemption terms or prepayment or sinking fund provisions;

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  the place where we will pay principal and interest;

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  the denominations, if other than denominations of $1,000 or multiples of $1,000, such debt securities will be issued in;

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  the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

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  the date on which and the circumstances under which premium, if any, will be paid;

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  any listing on a securities exchange;

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  the initial public offering price, if any, established for such debt securities;

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  any additional events of default or covenants;

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  whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by non-U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts;

  •
  whether the obligations of the Company under the debt securities will be guaranteed by the Subsidiary Guarantors;

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  whether the debt securities will be subject to the provisions described under "—Legal Defeasance and Covenant Defeasance" below; and

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  any other terms and conditions and any other deletions from, modifications or additions to the indenture in respect of such debt securities.

        The debt securities will be unsecured obligations of Staples and will rank equally with all other unsecured and unsubordinated indebtedness of Staples.

Subsidiary Guarantees

        If the prospectus supplement relating to debt securities of a series so specifies, the debt securities will be guaranteed by Staples the Office Superstore, LLC, Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc., and Staples the Office Superstore, Limited Partnership, each a wholly owned direct or indirect subsidiary of Staples (each a "Subsidiary Guarantor"). The Subsidiary Guarantors also have guaranteed our currently outstanding 7.375% Senior Notes due 2012, our existing senior credit facilities and our existing commercial paper program. None of our other subsidiaries is now required, or will be required hereafter by the terms of the indenture, to guarantee any series of the debt securities.

        If the prospectus supplement relating to debt securities of a series specifies that the securities will be guaranteed, each Subsidiary Guarantor, jointly and severally, will unconditionally and irrevocably guarantee the due and punctual payment of the principal of and interest on the debt securities, all in accordance with the terms of the guarantees of the debt securities. The guarantees will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of the respective Subsidiary Guarantor. The guarantees will provide that the obligations of each Subsidiary Guarantor will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law as described below.

        The indenture provides that a Subsidiary Guarantor may be released from its obligations under the indenture in connection with (i) any sale of all the voting stock of such Subsidiary Guarantor to any person (other than the Company or a subsidiary of the Company) or (ii) the conveyance or transfer of such Subsidiary Guarantor's property and assets substantially as an entirety or the merger of such Subsidiary Guarantor with or into any person that, after giving effect to the transaction, is not a subsidiary of Staples. The Company's senior credit facilities, commercial paper and publicly issued debt securities are each separately guaranteed by the Subsidiary Guarantors, and the guarantees under the indenture are intended to be released only in circumstances in which the guarantees of such other indebtedness have been released or will be released at substantially the same time. Accordingly, the indenture also provides that each Subsidiary Guarantor shall be automatically released from its guarantee and other obligations under the indenture if (a) such Subsidiary Guarantor is not then a guarantor of any other of Staples' then outstanding publicly issued debt securities (or its guarantee thereof is to be released substantially concurrently with or, upon compliance with provisions of the instruments governing such securities that shall be satisfied, promptly after the release of its guarantee under the indenture), (b) such Subsidiary Guarantor is not then a guarantor of any then existing senior credit facility of Staples (or its guarantee thereof is to be released substantially concurrently with or, upon compliance with provisions of each such facility that shall be satisfied, promptly after the release of its guarantee under the indenture), (c) such Subsidiary Guarantor is not then a guarantor of any then outstanding commercial paper issued under any commercial paper program of Staples (or its guarantee thereof is to be released substantially concurrently with or, upon compliance with provisions of such program that shall be satisfied, promptly after the release of its guarantee under the indenture) and (d) no default or Event of Default (as defined below) with respect to debt securities under the indenture shall have occurred and be continuing. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

        For purposes of the indenture,

  •
  "publicly issued debt securities" means any indebtedness that (a) is listed, quoted or tradeable on any exchange or market, including any market for securities eligible for resale pursuant to Rule 144A under the Securities Act, (b) is sold by means of any prospectus, offering circular or similar document typically used in connection with road show presentations, or (c) is marketed in an underwritten securities offering;

  •
  "senior credit facility" means any of (a) that certain Amended and Restated Revolving Credit Agreement dated as of October 13, 2006 among the Company and the lenders named therein and (b) that certain Credit Agreement dated as of April 1, 2008 among Staples, the Lenders named therein, Barclays Bank PLC, as Administrative Agent, Bank of America, N.A. and HSBC Bank USA, National Association, as Co-Syndication Agents, providing for a Total Commitment as of the Effective Date (in each case as defined therein) of $3,000,000,000, in each case, together with the documents related thereto, including any guarantees and security documents, as such agreements or documents may be amended, extended, renewed, restated, supplemented or replaced by one or more credit agreements or facilities (including any term loans and revolving loans thereunder), debt instruments and/or related documentation, or otherwise modified, in whole or in part, and without limitation as to amount outstanding or committed, maturity, terms, conditions, covenants and other provisions, from time to time, and any agreement, and related documentation, governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such senior credit facility or a successor senior credit facility, whether by the same or any other lender or group of lenders (other than, in each case, Indebtedness issued under the indenture); and

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  "commercial paper program" means the commercial paper program of Staples, as to which Barclays Capital Inc. as assignee of Lehman Brothers Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. act as dealers pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with Staples, dated as of August 6, 2008, in the case of Barclays Capital Inc. and Banc of America Securities LLC, and September 19, 2008, in the case of J.P. Morgan Securities, Inc., together with the documents related thereto, including any guarantees and security documents, as such program or documents may be amended, extended, renewed, restated, supplemented or replaced by one or more commercial paper programs, debt instruments and/or related documentation, or otherwise modified, in whole or in part, and without limitation as to amount outstanding or committed, maturity, terms, conditions, covenants and other provisions, from time to time.

        The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceablility. To the extent that a United States court were to find that (x) the guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the guarantee did not receive fair consideration or reasonably equivalent value for issuing its guarantees and any Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the guarantees in favor of a Subsidiary Guarantor's other creditors. If the guarantees are subordinated, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the Subsidiary Guarantor. Among other things, a legal challenge of the guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by us of the debt securities. The extent (if any) to which a particular Subsidiary Guarantor may be deemed to have received such benefits may depend on our use of the proceeds of any offering of debt securities which are guaranteed by the Subsidiary Guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the Subsidiary Guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular Subsidiary Guarantor received fair consideration or reasonably equivalent value for issuing its guarantee.

Certain Covenants

  Limitation on Liens

        Staples may not, and may not permit any Principal Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of Staples or any Subsidiary upon any Principal Property, or upon shares of capital stock or evidences of Indebtedness issued by any Principal Subsidiary and owned by Staples or any Principal Subsidiary (whether such Principal Property, shares or evidences of Indebtedness were owned as of the date of the indenture or thereafter acquired), without making, or causing such Principal Subsidiary to make, effective provision to secure all of the outstanding debt securities by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness is so secured, unless, after giving effect thereto, the sum of (A) the principal amount of all such other Indebtedness secured by all such Liens and (B) the then outstanding Attributable Value of all Sale and Lease-Back Transactions entered into after the date of the indenture and otherwise permitted only by clause (iii) described under "—Limitation on Sale and Lease-Back Transactions" below does not exceed 15% of Consolidated Net Tangible Assets of Staples. The foregoing restrictions shall not apply to Indebtedness secured by Liens existing on the date of the indenture or to: (i) Liens on any property existing at the time of the acquisition thereof; (ii) Liens on property of a corporation existing at the time such corporation is merged into, consolidated with or acquired by Staples or a Principal Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to Staples or a Principal Subsidiary, provided that such Lien as a result of such merger, consolidation, acquisition, sale, lease or other disposition is not extended to property owned by Staples or such Principal Subsidiary immediately prior thereto; (iii) Liens on property of a corporation existing at the time such corporation becomes a Principal Subsidiary; (iv) Liens securing Indebtedness of a Principal Subsidiary to Staples or to another Principal Subsidiary; (v) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purpose (including purchase money security interest or purchase money mortgage on real or personal property), provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 24 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property and (b) the placing in operation of such property or of such property as so constructed, developed or improved; (vi) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise, provided that Staples or the applicable Principal Subsidiary must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to Staples or any Subsidiary; (vii) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (viii) Liens to secure Indebtedness on any Principal Property of joint ventures which constitute Principal Subsidiaries in which Staples or a Principal Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (ix) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103(b) of the Internal Revenue Code; and (x) any extension, renewal, replacement or refunding of any Lien existing on the date of the indenture or referred to in clauses (i) to (iii) or (v), provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (i) to (iii) or (v) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

  Limitation on Sale and Lease-Back Transactions

        Staples may not, and may not permit any Principal Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless (i) Staples or such Principal Subsidiary would be entitled to issue, assume or guarantee Indebtedness secured by a Lien on such Principal Property without equally and ratably securing the outstanding debt securities as described under clauses (i) through (x) of "—Limitation on Liens" above; (ii) Staples or such Principal Subsidiary applies, within 180 days after the effective date of such Sale and Lease-Back Transaction, an amount equal to the Net Available Proceeds therefrom to (A) the acquisition of one or more Principal Properties or (B) the retirement of the debt securities or the repayment of other Indebtedness of Staples or a Principal Subsidiary (other than such Indebtedness owned by Staples or a Principal Subsidiary) which, in the case of such Indebtedness of Staples, is not subordinate and junior in right of payment to the prior payment of the debt securities or (iii) after giving effect thereto, the sum of (A) the principal amount of all Indebtedness secured by a Lien upon any Principal Property, or upon shares of capital stock of or evidences of Indebtedness issued by any Principal Subsidiary and owned by Staples or any Principal Subsidiary and not otherwise permitted by clauses (i) through (x) under "—Limitation on Liens" above and (B) the Attributable Value of all Sale and Lease-Back Transactions entered into after the date of the indenture and otherwise prohibited in accordance with this paragraph does not exceed 15% of the Consolidated Net Tangible Assets of Staples. The foregoing restrictions will not apply to (x) a Sale and Lease-Back Transaction providing for a lease for a term, including any renewal thereof, of not more than three years, by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued; (y) a Sale and Lease-Back Transaction between Staples and a Principal Subsidiary or between Principal Subsidiaries and (z) a Sale and Lease-Back Transaction between Staples or a Principal Subsidiary and a joint venture in which Staples or a Principal Subsidiary has an interest.

  Merger, Consolidation, Sale or Conveyance

        Staples may consolidate with or merge into any other Person or convey, transfer or lease its property and assets substantially as an entirety to any Person only if: (i) such successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes Staples' obligations under the debt securities with the same effect as if it had been named therein, (ii) Staples or such successor entity, as the case may be, will not, immediately after such consolidation, merger, conveyance, transfer or lease, otherwise be in default in the performance of any such obligations and (iii) if, as a result of any such transaction, property or assets of Staples or any Principal Subsidiary would become subject to a Lien which would not be permitted by the limitation on Liens contained in the indenture, Staples or the successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities issued under the indenture equally and ratably with Indebtedness secured by such Lien.

        A Subsidiary Guarantor may consolidate with or merge into any Person (other than Staples or another Subsidiary Guarantor) or convey, transfer or lease its property and assets substantially as an entirety to any Person (other than Staples or another Subsidiary Guarantor) only under the same terms and conditions described in the preceding paragraph for such transactions by Staples unless such Subsidiary Guarantor's guarantee has been, or upon consummation of such transaction will be eligible to be, released as described above under "Subsidiary Guarantees".

        In the event of any such merger or consolidation by Staples, the Subsidiary Guarantors must reaffirm their duties under the guarantees, and in the event of any such merger, sale, transfer, consolidation, conveyance or other disposition by any Subsidiary Guarantor, each remaining Subsidiary Guarantor or the surviving entity, as the case may be, must reaffirm the duties and covenants of such Subsidiary Guarantor under the terms of the guarantees.

  Certain Definitions

        Set forth below is a summary of certain of the defined terms used under "—Certain Covenants". Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Attributable Value" in respect of any Sale and Lease-Back Transaction means, as of the time of determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to the weighted average interest rate borne by all debt securities then outstanding under the indenture at the time of determination compounded quarterly) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction.

        "Consolidated Net Tangible Assets" of Staples means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt and current maturities of obligations under capital leases) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of Staples and computed in accordance with generally accepted accounting principles.

        "Indebtedness" of any Person means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (iv) every obligation of the type referred to in clauses (i) through (iii) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause (iv), to the extent such Person has guaranteed or is responsible or liable for such obligations).

        "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Available Proceeds" from any Sale and Lease-Back Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or obligations relating to the properties or assets that are the subject of such Sale and Lease-Back Transaction or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Lease-Back Transaction; (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Lease-Back Transaction or by applicable law, be repaid out of the proceeds from such Sale and Lease-Back Transaction; and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Sale and Lease-Back Transaction; provided, however, that for purposes of clause (ii) as described under "—Limitation on Sale and Lease-Back Transactions" above the amount of Net Available Proceeds to be applied to any acquisition of Principal Properties or retirement of Securities or other Indebtedness shall be reduced by an amount equal to the sum of (A) an amount equal to the redemption price with respect to such Securities delivered within 180 days after the effective date of such Sales and Lease-Back Transaction to the trustee for retirement and cancellation and (B) the principal amount, plus any premium or fee paid in connection with a redemption in accordance with the terms, of such other Indebtedness voluntarily retired by the Company within such 180-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

        "Person" means any individual, corporation, company, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means any single parcel of real property or any permanent improvement thereon owned by Staples or any of its Subsidiaries including, without limitation, any office, store, warehouse, manufacturing facility or plant or any portion thereof, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of 1% of the most recently calculated Consolidated Net Tangible Assets of Staples.

        "Principal Subsidiary" means any Subsidiary which owns any Principal Property.

        "Sale and Lease-Back Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any

Principal Property that, more than 12 months after the later of (i) the completion of the acquisition, construction, development or improvement of such Principal Property or (ii) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender on the security of such Principal Property. The term of such arrangement, as of any date (the "measurement date"), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option without payment of a penalty.

        "Subsidiary" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

Status

        The debt securities of each series will constitute direct, unsecured, unconditional and unsubordinated obligations of Staples and will at all times rank pari passu among themselves and (subject to such obligations as are mandatorily preferred by law) with all other present and future unsecured and unsubordinated obligations of Staples. Most of Staples' business is conducted through subsidiaries. Any guarantees of the debt securities of any series will constitute direct, unsecured, unconditional, irrevocable and unsubordinated obligations of the Subsidiary Guarantors that will rank pari passu (subject to such other obligations as are mandatorily preferred by law and subject to the discussion above in "Subsidiary Guarantees") with all other present and future unsecured and unsubordinated obligations of the Subsidiary Guarantors, including obligations under other guarantees of the obligations of Staples. The Subsidiary Guarantors currently guarantee approximately $3,660.7 million of Staples' outstanding indebtedness as of November 1, 2008. Neither the indenture nor the debt securities of any series will limit other unsecured indebtedness or debt securities which may be incurred or issued by Staples or the Subsidiary Guarantors.

        The debt securities of each series will be structurally subordinated to the indebtedness of the non-guarantor subsidiaries of Staples. Any right of Staples to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities of each series to participate in these assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Staples is itself recognized as a creditor of such subsidiary, in which case the claims of Staples would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Staples. As of November 1, 2008, there was outstanding approximately $422.9 million of indebtedness of Staples' subsidiaries that are not Subsidiary Guarantors (excluding intercompany liabilities and liabilities of a type not required to be reflected as a liability on the balance sheets of such subsidiaries in accordance with United States generally accepted accounting principles) as to which the debt securities would have been effectively structurally subordinated.

Events of Default

        An event of default with respect to debt securities of a series issued (an "Event of Default") is:

  (a)
  a default in the payment of principal or premium, if any, on any outstanding debt securities of that series;

  (b)
  a default for 30 days in the payment of any interest with respect to outstanding debt securities of that series;

  (c)
  a default in the performance of any other covenant of Staples or any Subsidiary Guarantor in the debt securities or the indenture with respect to any outstanding debt securities of that series for 90 days after written notice to Staples as provided in the indenture; or

  (d)
  certain events involving bankruptcy, insolvency or reorganization of Staples or Subsidiary Guarantors.

        If an Event of Default (other than an Event of Default described in subsection (d) above) with respect to any series of outstanding debt securities shall have occurred and be continuing, the trustee shall, at the written request of the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series, by notice in writing to Staples, declare the principal of all the debt securities of that series to be due and payable immediately, and upon any such declaration such principal and any accrued interest will become immediately due and payable. If an Event of Default specified in subsection (d) occurs and is continuing, the principal and any accrued interest on all of the debt securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

        At any time after such declaration of acceleration with respect to Securities of any series has been made but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the indenture.

        No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless such holder of debt securities of such series shall have previously given to the trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a note for the enforcement of payment of the principal or interest on such note on or after the respective due dates expressed in such note.

Modifications and Amendments

        The indenture contains provisions for convening meetings of the holders of each series of debt securities to consider matters affecting their interests.

        Modifications and amendments of the indenture may be made, and certain past defaults by Staples may be waived, with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities to be affected at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby, (i) change the due date for any payment on any note, (ii) reduce the principal amount of any note or the interest rate thereon, (iii) change the coin or currency in which or the required places at which payments on the debt securities are to be made, (iv) permit Staples to redeem the debt securities if, prior to such action, Staples is not permitted to do so, (v) impair the unconditional nature of the subsidiary guarantees, (vi) impair the right to institute suit for the enforcement of payment in respect of a note, (vii) reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the indenture (viii) reduce the percentage of aggregate principal amount of outstanding debt securities necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults or (ix) change the obligation of Staples to maintain an office or agency in the places and for the purpose specified in the indenture.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive compliance by Staples and the Subsidiary Guarantors with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive any past default under the indenture with respect to such series, except a default or Event of Default in the payment of principal, premium, if any, or interest.

Legal Defeasance and Covenant Defeasance

        If the prospectus supplement relating to the debt securities of a series so specifies, Staples may, at its option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities of a particular series, except for:

  •
  the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

  •
  Staples' obligations respecting the debt securities concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the debt securities being held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee and Staples' obligations in connection therewith; and

  •
  the provisions of the indenture relating to such a discharge of obligations.

A discharge of this type is referred to as "legal defeasance."

        In addition, other than Staples' covenant to pay the amounts due and owing with respect to the debt securities of a particular series, Staples may elect to have its obligations as the issuer of debt securities of any series released with respect to covenants relating to the debt securities of such series. Thereafter, any failure to comply with those obligations will not constitute a default or Event of Default with respect to the debt securities of such series. If such a release of Staples covenants occurs, Staples failure to perform or a breach of the covenants or warranties defeased will no longer constitute an Event of Default with respect to those debt securities. A discharge of this type is referred to as "covenant defeasance."

        To exercise either of the rights described above, certain conditions must be met, including:

  •
  Staples must irrevocably deposit with the trustee, in trust for the debt security holders' benefit, moneys in the currency in which the debt securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the debt securities are denominated, or a combination of cash and such securities, in amounts sufficient to pay the principal of and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

  •
  the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the legal defeasance of the debt securities of a series, will be based on a ruling of the Internal Revenue Service or a change in federal income tax law to that effect occurring after the date of the indenture;

  •
  no default or Event of Default exists on the date of such deposit, subject to certain exceptions; and

  •
  the trustee must receive an opinion of counsel to the effect that Staples has complied with these conditions.

Satisfaction and Discharge Prior to Maturity

        The Company has the right at any time to satisfy and discharge its obligations, other than obligations generally described in the first two bullets of the first paragraph under "Legal Defeasance and Covenant Defeasance" above and certain other obligations, under any series of debt securities by depositing in trust with the trustee money and/or U.S. government obligations. The Company's exercise of this right is subject to certain conditions including that either (1) all securities (subject to certain exceptions) have been delivered to the Trustee for cancellation or (2) all securities not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year.

        If such deposit is sufficient to make all payments of (1) interest on the debt securities prior to their redemption or maturity and (2) principal of (and premium, if any) and interest on such series of debt securities when due upon redemption or at maturity, all the obligations of the Company under such series of debt securities and the indenture as it relates to the debt securities will be discharged and terminated except as otherwise provided in the indenture. U.S. government obligations means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United Sates the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. government obligation or a specific payment of interest on or principal of any such U.S. government obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of the U.S. government obligation evidenced by such depository receipt.

        For U.S. income tax purposes, it is likely that any such deposit and discharge with respect to any debt securities will be treated as a taxable exchange of such debt securities for interests in the trust. In that event, a holder will recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Governing Law

        The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        HSBC Bank USA, National Association is the trustee under the indenture. HSBC Bank USA, National Association has performed and will perform other services for us and certain of our subsidiaries in the normal course of its business.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

        The debt securities of each series will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Securities"). We will deposit the Global Securities upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), as the depositary, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Securities representing all or a portion of the debt securities of a series may be transferred, in whole and not in part, only to DTC or its nominee, or to a successor of DTC or its nominee. You may not exchange beneficial interests in the Global Securities for notes in certificated form except in the limited circumstances described below under "—Exchanges of Book-Entry Notes for Certificated Notes". Transfers of beneficial interests in the Global Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchanges of Book-Entry Notes for Certificated Notes

        You may not exchange a beneficial interest in a Global Security representing all or a portion of the debt securities of a series for a note in certificated form unless:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Security or has ceased to be a clearing agency registered under the Exchange Act and in either case we thereupon fail to appoint a successor depositary,

  •
  we, at our option and subject to the procedures of DTC, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form, or

  •
  an Event of Default with respect to the debt securities represented by the Global Security shall have occurred and be continuing.

In all cases, certificated notes delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Book-Entry Procedures for Global Securities

        The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York,

  •
  a "banking organization" within the meaning of the New York banking law,

  •
  a member of the Federal Reserve System,

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, and

  •
  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities for its participants. DTC also facilitates the clearance and settlement of securities transactions among participants through electronic book-entry changes in the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's direct participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant.

        Purchases of securities under DTC's system must be made by or through a direct participant, which will receive a credit for such securities on DTC's records. The ownership interest of each actual purchaser, and beneficial owner, of such securities is in turn recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of the holdings of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect.

        As long as DTC, or its nominee, is the registered holder of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by such Global Security for all purposes under the indenture and the debt securities.

        Except in the limited circumstances described above under "—Exchanges of Book-Entry Notes for Certificated Notes", owners of beneficial interests in a Global Security will not be entitled to have any portions of such Global Security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the Global Security, or debt securities of any series represented thereby, under the indenture or the debt securities.

        The laws of some states require that some persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons may be limited to that extent. Because DTC can act only on behalf of its direct participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        We will make payments of the principal of, premium, if any, and interest on Global Securities to DTC or its nominee as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Security representing all or a portion of the debt securities of a particular series held by it or its nominee, will immediately credit participants' accounts with payments. DTC will credit each relevant participant with an amount proportionate to its respective beneficial interest in the principal amount of such Global Security representing all or a portion of the debt securities of such series as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers registered in "street name". These payments will be the responsibility of such participants and will not be the responsibility of us, DTC or the trustee. Neither we, the trustee nor any of our respective agents will have any responsibility or liability for:

  •
  any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests in the Global Securities, or

  •
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        Interests in the Global Securities will trade in DTC's settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities of any series only at the direction of one or more participants to whose account DTC has credited the interests in the Global Securities and only in respect of such portion of the aggregate principal amount of the Global Securities in which such participant or participants have an interest. However, if there is an Event of Default under the debt securities of a particular series, DTC reserves the right to exchange the Global Securities for debt securities of such series in certificated form, and to distribute these debt securities to its participants.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Securities among participants of DTC they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee nor any of our respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Securities.

LEGAL MATTERS

        Unless otherwise specified in the prospectus supplement accompanying this prospectus, Wilmer Cutler Pickering Hale and Dorr LLP will provide an opinion regarding the authorization and validity of the debt securities and other legal matters. Certain of the attorneys at Wilmer Cutler Pickering Hale and Dorr LLP own shares of Staples' common stock.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended February 2, 2008, and the effectiveness of our internal control over financial reporting as of February 2, 2008, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given their authority as experts in accounting and auditing.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Corporate Express for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the Registrants' best estimate as to anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of debt securities registered hereby:

SEC registration fee		$(1)
Legal fees and expenses	125,000	(2)
Printing fees and expenses	50,000	(2)
Trustee fees and expenses	14,500	(2)
Blue Sky fees and expenses	0	(2)
Accounting fees and expenses	300,000	(2)
Rating agency fees		(3)
Miscellaneous expenses	10,500	(2)

Total	$500,000

    (1)
    To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of debt securities under this registration statement pursuant to Rule 457(r).

    (2)
    Estimated.

    (3)
    Rating agency fees are calculated in part based on the amount of debt securities offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Staples' restated certificate of incorporation provides that Staples shall indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law.

        Staples' restated certificate of incorporation also provides that no director shall be liable to Staples or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Staples or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

        Staples' amended and restated by-laws contain provisions to the effect that each director and officer of Staples shall be indemnified by Staples against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of Staples or of any other organization at the request of Staples. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if any of the following determine that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct:

  •
  by the board of directors by a majority vote of a quorum consisting of disinterested directors;

  •
  if a quorum consisting of disinterested directors is not obtainable, by a majority of a committee of two or more disinterested directors;

  •
  independent legal counsel;

  •
  by a majority vote of the outstanding shares of stock entitled to vote for directors, excluding any stockholders who are parties to the action, suit or proceeding in question; or

  •
  by a court of competent jurisdiction.

        It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of Staples, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

        Staples maintains directors and officers liability insurance for the benefit of its directors and certain officers.

        In any underwriting agreement we enter into in connection with the sale of debt securities being registered hereby, the underwriters may agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us with the meaning of the Securities Act of 1933, as amended, against certain liabilities.

        The organizational documents and applicable state laws provide similar indemnification for the officers and directors of certain of the Subsidiary Guarantors.

Item 16.    Exhibits.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
3.1^	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Form 10-Q for the fiscal quarter ended November 1, 2008.
3.2^	Amended and Restated By-laws of the Company, as amended. Filed as Exhibit 3.1 to the Company's Form 10-Q for the fiscal quarter ended August 4, 2007.
4.1	Form of Senior Debt Securities Indenture, by and among the Company and the Subsidiary Guarantors named therein and HSBC Bank USA, National Association (as Trustee).
4.2	Form of Senior Debt Securities (included in Exhibit 4.1).
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of PricewaterhouseCoopers Accountants N.V.
23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (see Exhibit 5).
24	Powers of Attorney (included on signature pages).
25	Statement of Eligibility on Form T-1 of HSBC Bank USA, National Association, Trustee.

*
To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

^
Previously filed with the Securities and Exchange Commission and incorporated by reference herein. Unless otherwise indicated, such exhibit was filed under Commission File Number 0-17586.

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on December 2, 2008.

STAPLES, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

        We, the undersigned officers and directors of Staples, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Kristin A. Campbell and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 2, 2008
/s/ JOHN J. MAHONEY John J. Mahoney	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	December 2, 2008
/s/ CHRISTINE T. KOMOLA Christine T. Komola	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 2, 2008
/s/ BASIL L. ANDERSON Basil L. Anderson	Director	December 2, 2008

Signatures	Title	Date

/s/ ARTHUR M. BLANK Arthur M. Blank	Director	December 2, 2008
/s/ MARY ELIZABETH BURTON Mary Elizabeth Burton	Director	December 2, 2008
/s/ JUSTIN M. KING Justin M. King	Director	December 2, 2008
/s/ CAROL MEYROWITZ Carol Meyrowitz	Director	December 2, 2008
/s/ ROWLAND T. MORIARTY Rowland T. Moriarty	Director	December 2, 2008
/s/ ROBERT C. NAKASONE Robert C. Nakasone	Director	December 2, 2008
/s/ ELIZABETH A. SMITH Elizabeth A. Smith	Director	December 2, 2008
/s/ ROBERT E. SULENTIC Robert E. Sulentic	Director	December 2, 2008
/s/ MARTIN TRUST Martin Trust	Director	December 2, 2008
/s/ VIJAY VISHWANATH Vijay Vishwanath	Director	December 2, 2008
/s/ PAUL F. WALSH Paul F. Walsh	Director	December 2, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on December 2, 2008.

STAPLES THE OFFICE SUPERSTORE, LLC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent Chief Executive Officer and Manager (Principal Executive Officer)

        We, the undersigned officers and managers of Staples the Office Superstore, LLC, hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Kristin A. Campbell and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and managers to enable Staples the Office Superstore, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	Chief Executive Officer and Manager (Principal Executive Officer)	December 2, 2008
/s/ JOHN J. MAHONEY John J. Mahoney	Vice Chairman, Chief Financial Officer and Manager (Principal Financial Officer)	December 2, 2008
/s/ CHRISTINE T. KOMOLA Christine T. Komola	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 2, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on December 2, 2008.

STAPLES THE OFFICE SUPERSTORE EAST, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent Chief Executive Officer and Director (Principal Executive Officer)

        We, the undersigned officers and directors of Staples the Office Superstore East, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Kristin A. Campbell and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples the Office Superstore, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2008
/s/ JOHN J. MAHONEY John J. Mahoney	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	December 2, 2008
/s/ CHRISTINE T. KOMOLA Christine T. Komola	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 2, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on December 2, 2008.

STAPLES CONTRACT & COMMERCIAL, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent Chief Executive Officer and Director (Principal Executive Officer)

        We, the undersigned officers and directors of Staples Contract & Commercial, Inc., hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Kristin A. Campbell and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples Contract & Commercial, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2008
/s/ JOHN J. MAHONEY John J. Mahoney	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	December 2, 2008
/s/ CHRISTINE T. KOMOLA Christine T. Komola	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 2, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on December 2, 2008.

STAPLES THE OFFICE SUPERSTORE, LIMITED PARTNERSHIP
By:	Staples, Inc., its General Partner

By:
/s/ RONALD L. SARGENT
 Ronald L. Sargent
Chairman of the Board and
Chief Executive Officer of Staples, Inc.,
the General Partner of Staples the Office Superstore, Limited Partnership
(Principal Executive Officer)

        We, the undersigned officers and directors of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership, hereby severally constitute and appoint Ronald L. Sargent, John J. Mahoney, Kristin A. Campbell and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below this Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples the Office Superstore, Limited Partnership to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	Chairman of the Board and Chief Executive Officer of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership (Principal Executive Officer)	December 2, 2008
/s/ JOHN J. MAHONEY John J. Mahoney	Vice Chairman and Chief Financial Officer of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership (Principal Financial Officer)	December 2, 2008

Signatures	Title	Date

/s/ CHRISTINE T. KOMOLA Christine T. Komola	Senior Vice President and Corporate Controller of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership (Principal Accounting Officer)	December 2, 2008
/s/ ARTHUR M. BLANK Arthur M. Blank	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ MARY ELIZABETH BURTON Mary Elizabeth Burton	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ JUSTIN M. KING Justin M. King	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ ROWLAND T. MORIARTY Rowland T. Moriarty	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ ROBERT C. NAKASONE Robert C. Nakasone	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ ELIZABETH A. SMITH Elizabeth A. Smith	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ ROBERT E. SULENTIC Robert E. Sulentic	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ MARTIN TRUST Martin Trust	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008
/s/ PAUL F. WALSH Paul F. Walsh	Director of Staples, Inc., the General Partner of Staples the Office Superstore, Limited Partnership	December 2, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
3.1^	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Form 10-Q for the fiscal quarter ended November 1, 2008.
3.2^	Amended and Restated By-laws of the Company, as amended. Filed as Exhibit 3.1 to the Company's Form 10-Q for the fiscal quarter ended August 4, 2007.
4.1	Form of Senior Debt Securities Indenture, by and among the Company and the Subsidiary Guarantors named therein and HSBC Bank USA, National Association (as Trustee).
4.2	Form of Senior Debt Securities (included in Exhibit 4.1).
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of PricewaterhouseCoopers Accountants N.V.
23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (see Exhibit 5).
24	Powers of Attorney (included on signature pages).
25	Statement of Eligibility on Form T-1 of HSBC Bank USA, National Association, Trustee.

*
To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

^
Previously filed with the Securities and Exchange Commission and incorporated by reference herein. Unless otherwise indicated, such exhibit was filed under Commission File Number 0-17586.